Exhibit 99.2

Unaudited Pro Forma Condensed Consolidated Financial Statements
On January 16, 2014, Open Text Corporation (OpenText or the Company) acquired GXS Group, Inc. (GXS) pursuant to an Agreement and Plan of Merger, dated November 4, 2013 (the Merger Agreement), in which OpenText and GXS combined their businesses through a merger and GXS became an indirect wholly-owned subsidiary of OpenText (the Acquisition). As of the effective time of the Acquisition, each share of GXS common stock and GXS preferred stock outstanding immediately prior to the effective time (subject to certain exceptions) was converted into the right to receive a certain amount of cash. Also, in the case of GXS preferred stock, for preferred stockholders whose status as “accredited investors” was verified under the U.S. Securities Act of 1933, as amended, such stockholders received an aggregate of 1,297,521 OpenText Common Shares. To finance the Acquisition, OpenText entered into a new credit facility on January 16, 2014 and borrowed $800 million (Term Loan B). Term Loan B has a 7 year term and repayments made are equal to 0.25% of the original principal amount, repaid quarterly in equal installments for the life of Term Loan B, with the remainder due at maturity. Interest on Term Loan B currently bears a floating rate per annum equal to 2.5% plus the higher of LIBOR or 0.75%.
No valuation opinions required by securities legislation or an exchange or market were used to support the consideration paid by OpenText in respect of the Acquisition, nor has any such valuation opinion been obtained by OpenText or GXS within the last 12 months.
OpenText has no plans or proposals for material changes in its business affairs or the affairs of GXS which may have a significant effect on the results of operations and financial position of OpenText.
The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2013 is presented as if both the Acquisition and the incurrence of debt used to finance the Acquisition occurred on December 31, 2013. The Unaudited Pro Forma Condensed Consolidated Statements of Income for the twelve months ended June 30, 2013 and the six months ended December 31, 2013 are presented as if the Acquisition and the borrowings related thereto had taken place on July 1, 2012 and was carried forward through to June 30, 2013 and December 31, 2013, respectively.
Significant assumptions and estimates were made in determining the preliminary estimated purchase price and the preliminary allocation of the estimated purchase price in the unaudited pro forma condensed consolidated financial statements. These preliminary estimates and assumptions are subject to change during the measurement period (up to one year from the acquisition date) as we finalize the valuations of the net tangible assets, intangible assets, tax-related assets and liabilities and the resultant goodwill. In particular, the final valuations of identifiable intangible and net tangible assets may change significantly from our preliminary estimates. These changes could result in material variances between our future financial results and the amounts presented in these unaudited pro forma condensed consolidated financial statements, including variances in fair values recorded, as well as expenses and cash flows associated with them.
The unaudited pro forma condensed consolidated financial statements are provided for illustrative purposes only and are not intended to represent or be indicative of the consolidated results of operations or financial position of OpenText that would have been recorded had the acquisition of GXS been completed as of the dates presented, and should not be taken as representative of future results of operations or financial position of the combined company. The unaudited pro forma condensed consolidated financial statements do not reflect the impacts of any potential operational efficiencies, cost savings or economies of scale that we may achieve with respect to the combined operations of OpenText and GXS and do not include all costs that are expected to be directly attributed to the Acquisition. Additionally, these unaudited pro forma condensed consolidated financial statements do not include any non-recurring charges or credits.

Open Text Corporation
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of December 31, 2013
(In thousands of U.S. Dollars)

	OpenText	GXS	Reclassifications		Pro Forma Adjustments		Reclassifications and Pro Forma Adjustments Combined
ASSETS
Current Assets
Cash and cash equivalents	$515,354	$52,924	$—		$(346,485)	(B)	$221,793
Accounts receivable trade, net of allowance for doubtful accounts	173,347	90,598	(4,584)	(A)	—		259,361
Income taxes recoverable	14,048	—	903	(A)	—		14,951
Prepaid expenses and other current assets	48,348	29,293	(3,029)	(A)	(14,127)	(C)	60,485
Deferred tax assets	10,671	—	6,710	(A)	—		17,381
Total current assets	761,768	172,815	—		(360,612)		573,971
Property and equipment	96,737	112,623	—		(77,679)	(D)	131,681
Goodwill	1,267,317	268,849	—		660,698	(E)	2,196,864
Acquired intangible assets	324,185	82,387	—		405,413	(F)	811,985
Deferred tax assets	133,502	—	—		—		133,502
Other assets	26,648	29,966	—		(9,396)	(G)	47,218
Deferred charges	60,005	—	—		—		60,005
Long-term income taxes recoverable	10,560	—	—		—		10,560
Total assets	$2,680,722	$666,640	$—		$618,424		$3,965,786
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$188,896	$64,307	$(1,193)	(A)	$—		$252,010
Current portion of long-term debt	54,994	—	—		8,000	(H)	62,994
Deferred revenues	246,738	41,958	—		(24,918)	(I)	263,778
Income taxes payable	6,494	—	1,193	(A)	—		7,687
Deferred tax liabilities	1,150	—	—		33,935	(K)	35,085
Total current liabilities	498,272	106,265	—		17,017		621,554
Long-term liabilities:
Accrued liabilities	19,344	75,372	(51,700)	(A)	(1,670)	(J)	41,346
Deferred credits	18,401	—	—		—		18,401
Pension liability	25,062	—	28,230	(A)	—		53,292
Long-term debt	491,250	846,929	—		(54,929)	(H)	1,283,250
Deferred revenues	13,014	—	14,922	(A)	(4,016)	(I)	23,920
Long-term income taxes payable	146,848	—	8,548	(A)	—		155,396
Deferred tax liabilities	62,245	13,466	—		169,673	(K)	245,384
Total long-term liabilities	776,164	935,767	—		109,058		1,820,989
Shareholders’ equity:
Preferred stock	—	2	—		(2)	(L)	—
Share capital	656,901	105	—		116,500	(L)	773,506
Additional paid-in capital	105,281	441,841	—		(441,841)	(L)	105,281
Accumulated other comprehensive income	42,677	(10,594)	—		10,594	(L)	42,677
Retained earnings (accumulated deficit)	621,547	(807,098)	—		807,098	(L)	621,547
Treasury stock	(20,120)	—	—		—		(20,120)
Non-controlling interest	—	352	—		—		352
Total shareholders’ equity	1,406,286	(375,392)	—		492,349		1,523,243
Total liabilities and shareholders’ equity	$2,680,722	$666,640	$—		$618,424		$3,965,786
See accompanying notes to the unaudited pro forma condensed consolidated financial statements

Open Text Corporation
Unaudited Pro Forma Condensed Consolidated Statements of Income
For the Six-Month Period Ended December 31, 2013
(In thousands of U.S. Dollars, except per share data)

	OpenText	GXS	Reclassifications		Pro Forma Adjustments		Reclassifications and Pro Forma Adjustments Combined
Revenues:
License	$136,470	$—	$3,777	(M)	—		$140,247
Cloud services	83,778	246,166	(20,415)	(M)	—		309,529
Customer support	342,865	—	16,638	(M)	—		359,503
Professional service and other	124,854	—	—		—		124,854
Total revenues	687,967	246,166	—		—		934,133
Cost of revenues:
License	6,340	—	—	(N)	—		6,340
Cloud services	30,228	132,374	(30,652)	(N), (O)	—		131,950
Customer support	46,579	—	—	(N)	—		46,579
Professional service and other	96,680	—	—	(N)	—		96,680
Amortization of acquired technology-based intangible assets	34,565	—	1,053	(O)	11,265	(P)	46,883
Total cost of revenues	214,392	132,374	(29,599)		11,265		328,432
Gross profit	473,575	113,792	29,599		(11,265)		605,701
Operating expenses:
Research and development	82,133	—	5,829	(O)	—		87,962
Sales and marketing	150,703	36,178	(139)	(O)	—		186,742
General and administrative	61,701	43,187	(4,251)	(O)	—		100,637
Depreciation	13,356	—	19,435	(O)	(1,078)	(Q)	31,713
Amortization of acquired customer-based intangible assets	29,709	—	7,945	(O)	18,095	(P)	55,749
Special charges	9,999	—	780	(O)	—		10,779
Total operating expenses	347,601	79,365	29,599		17,017		473,582
Income from operations	125,974	34,427	—		(28,282)		132,119
Other income (expense), net	1,186	(820)	—		—		366
Interest and other related expense, net	(7,425)	(48,593)	—		37,628	(R)	(18,390)
Income before income taxes	119,735	(14,986)	—		9,346		114,095
Provision for (recovery of) income taxes	35,605	8,653	—		2,477	(S)	46,735
Net income (loss) for the period	84,130	(23,639)	—		6,869		67,360
Less: Net income (loss) attributable to non-controlling interest	—	29	—		—		29
Net income (loss), attributable to controlling interest	$84,130	$(23,668)	$—		$6,869		$67,331
Accretion of Series A dividends	—	(6,007)			6,007	(T)	—
Net loss attributable to Common Shares	$84,130	$(29,675)	$—		$12,876		$67,331
Earnings per share, attributable to OpenText—basic	$1.42						$1.11
Earnings per share, attributable to OpenText—diluted	$1.41						$1.11
Weighted average number of Common Shares outstanding—basic	59,100				1,298	(U)	60,398
Weighted average number of Common Shares outstanding—diluted	59,475				1,298	(U)	60,773
Dividends declared per Common Share	$0.60						$0.60
See accompanying notes to the unaudited pro forma condensed consolidated financial statements

Open Text Corporation
Unaudited Pro Forma Condensed Consolidated Statements of Income
For the Twelve-Month Period Ended June 30, 2013
(In thousands of U.S. Dollars, except per share data)

	OpenText	GXS	Reclassifications		Pro Forma Adjustments		Reclassifications and Pro Forma Adjustments Combined
Revenues:
License	$279,598	$—	$8,422	(M)	$—		$288,020
Cloud services	173,799	487,322	(43,012)	(M)	—		618,109
Customer support	658,216	—	34,590	(M)	—		692,806
Professional service and other	251,723	—	—		—		251,723
Total revenues	1,363,336	487,322	—		—		1,850,658
Cost of revenues:
License	16,107	—	—	(N)	—		16,107
Cloud services	72,365	267,965	(60,771)	(N), (V)	—		279,559
Customer support	106,948	—	—	(N)	—		106,948
Professional service and other	196,874	—	—	(N)	—		196,874
Amortization of acquired technology-based intangible assets	93,610	—	2,104	(V)	22,532	(P)	118,246
Total cost of revenues	485,904	267,965	(58,667)		22,532		717,734
Gross profit	877,432	219,357	58,667		(22,532)		1,132,924
Operating expenses:
Research and development	164,010	—	11,747	(V)	—		175,757
Sales and marketing	289,157	70,996	(301)	(V)	—		359,852
General and administrative	109,325	65,725	(8,275)	(V)	—		166,775
Depreciation	24,496	—	36,887	(V)	(3,087)	(Q)	58,296
Amortization of acquired customer-based intangible assets	68,745	—	16,806	(V)	35,274	(P)	120,825
Special charges	24,034	—	1,803	(V)	—		25,837
Total operating expenses	679,767	136,721	58,667		32,187		907,342
Income from operations	197,665	82,636	—		(54,719)		225,582
Other income (expense), net	(2,473)	(4,492)	—		—		(6,965)
Interest and other related expense, net	(16,982)	(92,847)	—		73,955	(R)	(35,874)
Income before income taxes	178,210	(14,703)	—		19,236		182,743
Provision for (recovery of) income taxes	29,690	3,679	—		5,098	(S)	38,467
Net income (loss) for the period	148,520	(18,382)	—		14,138		144,276
Less: Net income (loss) attributable to non-controlling interest	—	56	—		—		56
Net income (loss), attributable to controlling interest	$148,520	$(18,438)	$—		$14,138		$144,220
Accretion of Series A dividends	—	(11,474)	—		11,474	(T)	—
Net loss attributable to Common Shares	$148,520	$(29,912)	$—		$25,612		$144,220
Earnings per share, attributable to OpenText—basic	$2.53						$2.41
Earnings per share, attributable to OpenText—diluted	$2.51						$2.39
Weighted average number of Common Shares outstanding—basic	58,604				1,298	(U)	59,902
Weighted average number of Common Shares outstanding—diluted	59,062				1,298	(U)	60,360
Dividends declared per Common Share	$0.30						$0.30
See accompanying notes to the pro forma condensed consolidated financial statements

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
(in thousands of U.S. Dollars, except share and per share amounts)

Note 1: Basis of Pro Forma Presentation
The unaudited pro forma condensed consolidated financial statements are based upon the historical financial statements of OpenText and GXS after giving effect to OpenText’s acquisition of all of the issued and outstanding shares of GXS. The Acquisition will be accounted for as a business combination pursuant to Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 805 "Business Combinations" (Topic 805). In accordance with Topic 805, we recognize separately from goodwill, the identifiable assets acquired, the liabilities assumed, and any noncontrolling interests in an acquiree, generally at the acquisition date fair value as defined by ASC Topic 820 "Fair Value Measurements and Disclosures". Goodwill, as of the acquisition date is measured as the excess of consideration transferred, which is also generally measured at fair value, and the net of the acquisition date amounts of the identifiable assets acquired and the liabilities assumed.
The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2013 is presented as if both the Acquisition and the incurrence of debt used to finance the Acquisition occurred on December 31, 2013. The Unaudited Pro Forma Condensed Consolidated Statements of Income for the twelve months ended June 30, 2013 and the six months ended December 31, 2013 are presented as if the Acquisition and the borrowings related thereto had taken place on July 1, 2012 and was carried forward through to June 30, 2013 and December 31, 2013, respectively.
Significant assumptions and estimates were made in determining the preliminary estimated purchase price and the preliminary allocation of the estimated purchase price in the unaudited pro forma condensed consolidated financial statements. These preliminary estimates and assumptions are subject to change during the measurement period (up to one year from the acquisition date) as we finalize the valuations of the net tangible assets, intangible assets, tax-related assets and liabilities and the resultant goodwill. In particular, the final valuations of identifiable intangible and net tangible assets may change significantly from our preliminary estimates. These changes could result in material variances between our future financial results and the amounts presented in these unaudited pro forma condensed consolidated financial statements, including variances in fair values recorded, as well as expenses and cash flows associated with them.
We are continuing to review, in detail, GXS' accounting policies. As a result of the review we may identify differences in accounting policies between the two companies, that when conformed, could have a material impact on the financial results of the combined company. Based on information available at the time of this filing on Form 8-K/A, we are not aware of any differences in accounting policies that would have a material impact on the financial results of the combined company other than those reflected in the unaudited pro forma condensed consolidated financial statements described in Note 3.
The unaudited pro forma condensed consolidated financial statements are provided for illustrative purposes only and are not intended to represent or be indicative of the consolidated results of operations or financial position of OpenText that would have been recorded had the acquisition of GXS been completed as of the dates presented, and should not be taken as representative of future results of operations or financial position of the combined company. The unaudited pro forma condensed consolidated financial statements do not reflect the impacts of any potential operational efficiencies, cost savings or economies of scale that we may achieve with respect to the combined operations of OpenText and GXS and do not include all costs that are expected to be directly attributed to the Acquisition. Additionally, these unaudited pro forma condensed consolidated financial statements do not include any non-recurring charges or credits.
The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in OpenText’s Annual Report on Form 10-K for its fiscal year ended June 30, 2013 and Quarterly Reports on Form 10-Q for its quarters ended September 30, 2013 and December 31, 2013.
Unless otherwise indicated all amounts included herein are expressed in thousands of U.S. dollars.
Note 2: Preliminary Purchase Price Allocation
On January 16, 2014, OpenText acquired GXS, a Delaware corporation and a leader in cloud-based, business-to-business (B2B) integration. The Merger Agreement was filed as an exhibit to the Company's Form 8-K/A filed with the Securities and Exchange Commission on November 6, 2013. We acquired GXS to reinforce our leadership in Enterprise Information Management by combining our Information Exchange portfolio with GXS' portfolio of B2B integration services and managed services.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
(in thousands of U.S. Dollars, except share and per share amounts)

Preliminary Purchase Price
The following table summarizes the components of the total preliminary purchase price of GXS:

Equity consideration paid	$116,777
Cash consideration paid	1,130,559
Preliminary purchase price	$1,247,336

Acquisition related costs (included in Special charges for the six months ended December 31, 2013)	$3,704

We incurred approximately $3.7 million in acquisition-related costs on account of the Acquisition during the six months ended December 31, 2013 including legal and other professional fees. We incurred an additional $3.0 million in acquisition-related fees during the three months ended March 31, 2014.
Preliminary Purchase Price Allocation
For the purpose of these unaudited pro forma condensed consolidated financial statements, the preliminary purchase price of GXS has been allocated to GXS' tangible and identifiable intangible assets acquired and liabilities assumed, based on their estimated fair values as of the acquisition date. For certain assets and liabilities, the book values as of the balance sheet date have been determined to reflect fair values. The excess of the purchase price over the net tangible and identifiable intangible assets will be recorded as goodwill. The preliminary allocation of the purchase price was based upon a preliminary valuation and our estimates and assumptions are subject to change within the measurement period (up to one year from the acquisition date). We expect to continue to obtain information to assist us in determining the fair value of the net assets acquired at the acquisition date during the measurement period.
Our preliminary purchase price allocation for GXS is as follows:

Current assets	$162,550
Non-current assets	40,112
Intangible assets	487,800
Goodwill	917,687
Total assets acquired	1,608,149
Liabilities and non-controlling interest assumed	(360,813)
Net assets acquired	$1,247,336
Preliminary Pre-Acquisition Contingencies Assumed
We have evaluated and continue to evaluate pre-acquisition contingencies relating to GXS that existed as of the acquisition date. We have preliminarily recorded our best estimate of the fair value for these contingencies as part of the preliminary purchase price allocation. We continue to gather information and evaluate substantially all pre-acquisition contingencies that we have assumed from GXS. If we make changes to the preliminary amounts recorded or identify additional pre-acquisition contingencies during the remainder of the measurement period, such amounts will be included in the purchase price allocation at their fair value during the measurement period and will result in additional goodwill.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
(in thousands of U.S. Dollars, except share and per share amounts)

Note 3: Reclassifications and Pro Forma Adjustments
The following adjustments have been reflected in the unaudited pro forma condensed consolidated financial statements:

A.	To adjust GXS presentation to conform to OpenText's presentation:

	To reclassify identified GXS long-term pension liability	To reclassify identified GXS deferred tax assets	To reclassify identified GXS long-term deferred revenue	To reclassify identified GXS value added tax receivables	To reclassify identified GXS income taxes recoverable	To reclassify identified GXS income taxes payable	To reclassify identified GXS accruals for uncertain tax positions	Total adjustments
Current Assets
Accounts receivable trade, net of allowance for doubtful accounts	$—	$—	$—	$(4,584)	$—	$—	$—	$(4,584)
Income taxes recoverable	—	—	—	—	903	—	—	903
Prepaid expenses and other current assets	—	(6,710)	—	4,584	(903)	—	—	(3,029)
Deferred tax assets	—	6,710	—	—	—	—	—	6,710
Liabilities								—
Accounts payable and accrued liabilities - current	—	—	—	—	—	(1,193)	—	(1,193)
Income taxes payable	—	—	—	—	—	1,193	—	1,193
Accrued liabilities - long-term	(28,230)	—	(14,922)	—	—	—	(8,548)	(51,700)
Pension liability - long-term	28,230	—	—	—	—	—	—	28,230
Deferred revenues - long-term	—	—	14,922	—	—	—	—	14,922
Long-term income taxes payable	—	—	—	—	—	—	8,548	8,548
Total impact to financial position	$—	$—	$—	$—	$—	$—	$—	$—

B.	Represents, as of December 31, 2013, the impact on OpenText's cash as of the closing of the Acquisition as set forth below:

Cash borrowed to finance the Acquisition (Term Loan B) (see note 1)	$800,000
Less:
Total cash consideration paid	1,130,559
Debt issuance fees	15,754
Equity issuance fees	172
Decrease in OpenText cash	$(346,485)

C.	To record the following estimated fair value adjustments:

Write off of GXS deferred costs on implementations of contracts- current portion	$(12,619)
Estimated fair value adjustment to align accounting policies of current prepaid expenses	(1,508)
Net preliminary adjustment to current prepaid expenses and other assets	$(14,127)
GXS deferred costs on implementations of contracts are direct and relevant costs associated with the implementation of GXS long-term customer contracts. These costs are being written off in connection with the Company's fair value adjustment to deferred revenues acquired (see note 3(I)).

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
(in thousands of U.S. Dollars, except share and per share amounts)

D.	To record the following estimated fair value adjustments:

Write off of GXS capitalized software	$(65,318)
Estimated fair value adjustment to property and equipment, other than capitalized software	(12,361)
Net preliminary adjustment to property and equipment	$(77,679)
In determining the preliminary fair value, all of GXS' internally developed software costs, previously capitalized and recorded under property and equipment, were written off and included under our preliminary valuation of intangible assets.

E.	To eliminate the historical goodwill of GXS and to record the preliminary valuation of goodwill related to the Acquisition:

Elimination of GXS historical goodwill	$(268,849)
Preliminary valuation of goodwill from the Acquisition	929,547
Net preliminary adjustment to goodwill	$660,698

F.	To eliminate the historical intangible assets of GXS and to record the preliminary valuation of intangible assets related to the Acquisition:

Elimination of GXS historical intangible assets	$(82,387)
Preliminary valuation of technology intangible assets acquired	123,200
Preliminary valuation of customer intangible assets acquired	364,600
Net preliminary adjustment to intangible assets	$405,413

G.	To record the following estimated fair value adjustments:

Elimination of GXS historical debt issuance costs	$(6,589)
To record debt issuance costs associated with Term Loan B	15,754
Write off of GXS deferred costs on implementations of contracts- long-term portion	(18,561)
Net preliminary adjustment to long-term other assets	$(9,396)

H.	To record the payment of GXS' historical long term debt as part of the Merger Agreement and to record borrowings under Term Loan B:

Current portion of debt
Current portion of Term Loan B	$8,000

Non-current portion of debt
Elimination of GXS historical debt	$(846,929)
Non current portion of Term Loan B	792,000
Net adjustment to non current debt	$(54,929)

I.
To record the preliminary fair value adjustment to deferred revenues acquired. The fair value represents an amount equivalent to estimated cost plus an appropriate profit margin to perform the services related to GXS' software maintenance contracts based on deferred revenue balances of GXS as of December 31, 2013. The preliminary deferred revenue fair value adjustment is not reflected on the pro forma income statements as it is a non-recurring charge.

	Current Deferred Revenue	Long-term Deferred Revenue
Elimination of GXS historical deferred revenue	$(41,958)	$(14,922)
Estimated fair value adjustment of deferred revenue acquired	17,040	10,906
Net preliminary adjustment to deferred revenue	$(24,918)	$(4,016)

J.	To record the preliminary fair value of unfavourable operating leases and asset retirement obligations.

K.	To record a preliminary deferred tax liability associated with the preliminary valuation of intangible assets acquired.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
(in thousands of U.S. Dollars, except share and per share amounts)

L.	To record the following adjustments to the respective components of Shareholders' Equity:

Share capital
Elimination of GXS historical share capital	$(105)
To record the issuance of 1,297,521 OpenText Common Shares issued in connection with the Acquisition	116,777
Less share issuance costs	(172)
Net adjustment to share capital	$116,500

Elimination of GXS historical preferred stock	$(2)
Elimination of GXS historical Additional paid-in capital	$(441,841)
Elimination of GXS historical Accumulated other comprehensive income	$10,594
Elimination of GXS historical Retained earnings (accumulated deficit)	$807,098

M.	To adjust GXS' revenue presentation to conform to OpenText's presentation:

	Six Months Ended December 31, 2013	Twelve Months Ended June 30, 2013
License revenue	$3,777	$8,422
Customer support revenue	16,638	34,590
Reclassification of license and customer support revenue from cloud services revenue	(20,415)	(43,012)
Net impact to total revenue	$—	$—

N.
GXS' cost of sales relating to license and customer support have not been disclosed as it is impracticable to do so on account of the manner in which GXS recorded these costs on a historical basis and as such, the Company has recorded all GXS' historical cost of sales under "Cost of Revenues: Cloud Services" on the pro forma condensed consolidated statements of income. Future filings relating to the combined OpenText and GXS operations will include the details of these cost of sales items.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
(in thousands of U.S. Dollars, except share and per share amounts)

O.	To adjust GXS' presentation of operating expenses for the six months ended December 31, 2013 to conform to OpenText's presentation:

	To reclassify identified GXS amortization of intangible assets	To reclassify identified GXS depreciation expense	To reclassify identified GXS research and development expense	To reclassify identified GXS special charges	Total adjustments
Cost of Sales
Cloud services	$(8,998)	$(15,825)	$(5,829)	$—	$(30,652)
Amortization of acquired technology-based intangible assets	1,053	—	—	—	1,053

Operating expenses:
Research and development	—	—	5,829	—	5,829
Sales and marketing	—	(139)	—	—	(139)
General and administrative	—	(3,471)	—	(780)	(4,251)
Depreciation	—	19,435	—	—	19,435
Amortization of acquired customer-based intangible assets	7,945	—	—	—	7,945
Special charges	—	—	—	780	780
Total impact to statement of income	$—	$—	$—	$—	$—

P.	To adjust amortization relating to the identifiable intangible assets recorded at the time of the acquisition of GXS and to eliminate GXS historical amortization of intangible assets:

	Six Months Ended December 31, 2013	Twelve Months Ended June 30, 2013
Amortization of acquired technology assets
Amortization of acquired intangible assets relating to the Acquisition	$12,318	$24,636
Elimination of GXS historical intangible asset amortization	(1,053)	(2,104)
Net adjustment	$11,265	$22,532

Amortization of acquired customer assets
Amortization of acquired intangible assets relating to the Acquisition	$26,040	$52,080
Elimination of GXS historical intangible asset amortization	(7,945)	(16,806)
Net adjustment	$18,095	$35,274

The Company has estimated the useful lives of acquired technology and customer intangible assets to be 5 years and 7 years, respectively, which are being amortized on a straight-line basis.

Q.	To adjust depreciation expense on account of the adjustment to the fair value of property and equipment.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
(in thousands of U.S. Dollars, except share and per share amounts)

R.
To eliminate historical GXS interest and amortization of debt issuance expenses and to record interest expense and the amortization of debt issuance costs resulting from Term Loan B, used to finance a portion of the purchase price:

	Six Months Ended December 31, 2013	Twelve Months Ended June 30, 2013
Elimination of historical GXS interest expense	$(47,569)	$(93,978)
Elimination of historical GXS amortization of debt issuance and debt discount costs	(4,116)	(7,949)
New interest expense associated with Term Loan B	13,206	26,272
New amortization of debt issuance costs associated with Term Loan B	851	1,700
Net adjustment	$(37,628)	$(73,955)
The interest rate on Term Loan B is 2.5% plus the higher of LIBOR or 0.75% for each of the applicable periods and the debt issuance costs are being amortized over 7 years.

S.
To record the estimated income tax effect of the pro forma adjustments, based on OpenText's Fiscal 2013 expected statutory tax rate of 26.5%. The pro forma combined provision for income taxes does not necessarily represent the amounts that would have resulted had OpenText and GXS filed consolidated income tax returns for the periods presented.

T.	To eliminate accretion of Series A dividends. No Preferred Stock remained outstanding after the Merger.

U.	To record the issuance of OpenText Common Stock in connection with the Acquisition.

V.	To adjust GXS' presentation of operating expenses for the twelve months ended June 30, 2013 to conform to OpenText's presentation:

	To reclassify identified GXS amortization of intangible assets	To reclassify identified GXS depreciation expense	To reclassify identified GXS research and development expense	To reclassify identified GXS special charges	Total adjustments
Cost of Sales
Cloud services	$(18,910)	$(30,114)	$(11,747)	$—	$(60,771)
Amortization of acquired technology-based intangible assets	2,104	—	—	—	2,104

Operating expenses:
Research and development	—	—	11,747	—	11,747
Sales and marketing	—	(301)	—	—	(301)
General and administrative	—	(6,472)	—	(1,803)	(8,275)
Depreciation	—	36,887	—	—	36,887
Amortization of acquired customer-based intangible assets	16,806	—	—	—	16,806
Special charges	—	—	—	1,803	1,803
Total impact to statement of income	$—	$—	$—	$—	$—

Note 4: Basis of GXS Financial Statement Presentation within these Unaudited Pro Forma Condensed Consolidated Financial Statements
Prior to the Acquisition, annual and quarterly reports on Form 10-K and Form 10-Q, respectively, were filed by GXS Worldwide, Inc. (GXS Worldwide). GXS Worldwide is the operating subsidiary of GXS Holdings, Inc. (GXS Holdings), which

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
(in thousands of U.S. Dollars, except share and per share amounts)

is in turn a subsidiary of GXS. GXS is a holding company and has no independent operations. Other than the impact of certain subordinated notes issued by GXS Holdings, the financial information of GXS and GXS Worldwide were the same.
For the purpose of these unaudited pro forma financial statements, information for GXS has been obtained from the audited consolidated financial statements of GXS for the years ended December 31, 2013, 2012 and 2011, respectively, included elsewhere in this Form 8-K/A and the unaudited condensed consolidated financial statements for the six months ended June 30, 2013, and the three and nine months ended September 30, 2012, respectively, which are not separately presented in this Form 8-K/A.
GXS Unaudited Condensed Consolidated Statement of Operations for the Six Months Ended December 31, 2013
The GXS unaudited condensed consolidated statement of operations for the six months ended December 31, 2013 has been based upon the GXS consolidated statements of operations for the twelve months ended December 31, 2013 and the six months ended June 30, 2013, as set forth below:

	Twelve Months Ended December 31, 2013	Six Months Ended June 30, 2013	Six Months Ended December 31, 2013
	(see exhibit 99.1)
	(a)	(b)	(c) = (a)-(b)
Revenues:
License	$—	$—	$—
Cloud services	485,685	239,519	246,166
Customer support	—	—	—
Professional service and other	—	—	—
Total revenues	485,685	239,519	246,166
Cost of revenues:
License	—	—	—
Cloud services	264,077	131,703	132,374
Customer support	—	—	—
Professional service and other	—	—	—
Amortization of acquired technology-based intangible assets	—	—	—
Total cost of revenues	264,077	131,703	132,374
Gross profit	221,608	107,816	113,792
Operating expenses:
Research and development	—	—	—
Sales and marketing	71,191	35,013	36,178
General and administrative	78,220	35,033	43,187
Depreciation	—	—	—
Amortization of acquired customer-based intangible assets	—	—	—
Special charges	—	—	—
Total operating expenses	149,411	70,046	79,365
Income from operations	72,197	37,770	34,427
Other income (expense), net	(4,559)	(3,739)	(820)
Interest expense, net	(95,143)	(46,550)	(48,593)
Income before income taxes	(27,505)	(12,519)	(14,986)
Provision for (recovery of) income taxes	10,576	1,923	8,653
Less: Net income (loss) attributable to non-controlling interest	6	(23)	29
Net income (loss) for the period	$(38,087)	$(14,419)	$(23,668)

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
(in thousands of U.S. Dollars, except share and per share amounts)

GXS Unaudited Condensed Consolidated Statement of Operations for the Three Months Ended December 31, 2012
The GXS unaudited condensed consolidated statement of operations for the three months ended December 31, 2012 has been based upon the GXS consolidated statements of operations for the twelve months ended December 31, 2012 and the nine months ended September 30, 2012 as set forth below:

	Twelve Months Ended December 31, 2012	Nine Months Ended September 30, 2012	Three Months Ended December 31, 2012
	(a)	(b)	(c) = (a)-(b)
Revenues:
License	$—	$—	$—
Cloud services	487,524	361,000	126,524
Customer support	—	—	—
Professional service and other	—	—	—
Total revenues	487,524	361,000	126,524
Cost of revenues:
License	—	—	—
Cloud services	267,870	198,809	69,061
Customer support	—	—	—
Professional service and other	—	—	—
Amortization of acquired technology-based intangible assets	—	—	—
Total cost of revenues	267,870	198,809	69,061
Gross profit	219,654	162,191	57,463
Operating expenses:
Research and development	—	—	—
Sales and marketing	69,663	50,797	18,866
General and administrative	66,479	51,222	15,257
Depreciation	—	—	—
Amortization of acquired customer-based intangible assets	—	—	—
Special charges	—	—	—
Total operating expenses	136,142	102,019	34,123
Income from operations	83,512	60,172	23,340
Other income (expense), net	(5,129)	(3,679)	(1,450)
Interest expense, net	(92,608)	(69,427)	(23,181)
Income before income taxes	(14,225)	(12,934)	(1,291)
Provision for (recovery of) income taxes	3,883	3,403	480
Less: Net Income (loss) attributable to non-controlling interest	64	32	32
Net income (loss) for the period	$(18,172)	$(16,369)	$(1,803)

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
(in thousands of U.S. Dollars, except share and per share amounts)

GXS Unaudited Condensed Consolidated Statement of Operations for the Twelve Months Ended June 30, 2013
The GXS unaudited condensed consolidated statement of operations for the twelve months ended June 30, 2013 has been based upon the GXS consolidated statements of operations for the three months ended September 30, 2012, the three months ended December 31, 2012, and the six months ended June 30, 2013, as set forth below:

	Three Months Ended September 30, 2012	Three Months Ended December 31, 2012	Six Months Ended June 30, 2013	Twelve Months Ended June 30, 2013
		see above
	(a)	(b)	(c)	(d) = (a)+(b)+(c)
Revenues:
License	$—	$—	$—	$—
Cloud services	121,279	126,524	239,519	487,322
Customer support	—	—	—	—
Professional service and other	—	—	—	—
Total revenues	121,279	126,524	239,519	487,322
Cost of revenues:
License	—	—	—	—
Cloud services	67,201	69,061	131,703	267,965
Customer support	—	—	—	—
Professional service and other	—	—	—	—
Amortization of acquired technology-based intangible assets	—	—	—	—
Total cost of revenues	67,201	69,061	131,703	267,965
Gross profit	54,078	57,463	107,816	219,357
Operating expenses:
Research and development	—	—	—	—
Sales and marketing	17,117	18,866	35,013	70,996
General and administrative	15,435	15,257	35,033	65,725
Depreciation	—	—	—	—
Amortization of acquired customer-based intangible assets	—	—	—	—
Special charges	—	—	—	—
Total operating expenses	32,552	34,123	70,046	136,721
Income from operations	21,526	23,340	37,770	82,636
Other income (expense), net	697	(1,450)	(3,739)	(4,492)
Interest expense, net	(23,116)	(23,181)	(46,550)	(92,847)
Income before income taxes	(893)	(1,291)	(12,519)	(14,703)
Provision for (recovery of) income taxes	1,276	480	1,923	3,679
Less: Net Income (loss) attributable to non-controlling interest	47	32	(23)	56
Net income (loss) for the period	$(2,216)	$(1,803)	$(14,419)	$(18,438)

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
(in thousands of U.S. Dollars, except share and per share amounts)

Note 5: Forward-Looking Statements
This document contains forward-looking statements concerning the future performance of OpenText’s business, its operations and its financial results and condition, including with respect to the integration of GXS. Forward-looking statements are identified by words or phrases such as “anticipates”, “expects”, “believes”, “estimates”, “intends”, “could”, “may”, “plans”, “predicts”, “projects”, “will”, “would”, “foresees” and other similar expressions or the negative of these terms. These statements are based on a number of assumptions and estimates, such as certain assumptions about the ability of OpenText and GXS to integrate effectively and the economy, as well as market, financial and operational assumptions, and involve risks and uncertainties. All statements other than statements of historical fact are forward-looking statements. If any of these risks or uncertainties materialize or any of these assumptions prove incorrect, the actual results or performance of OpenText and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements.
The risks, uncertainties and assumptions referred to above include the challenges of integration associated with the acquisition or other planned acquisitions; the inability to achieve anticipated synergies; the costs associated with the acquisition; the inability to maintain revenues on a combined company basis; employee management issues; the timely development, production and acceptance of products and services; the challenge of managing asset levels and expenses; and other risks that are described from time to time in OpenText's Securities and Exchange Commission reports, including, but not limited to OpenText's Annual Report on Form 10-K for the fiscal year ended June 30, 2013 and the Quarterly Reports on Form 10-Q for the quarters ended September 30, 2013 and December 31, 2013, as well as documents filed with securities regulatory authorities in Canada.
OpenText assumes no obligation and does not intend to update these forward-looking statements.